MENU LINKS

- SIGN IN
- CREATE ACCOUNT
- TERMS & CONDITIONS
- PRIVACY POLICY

QUIK LINKS

- VENTURE CAPITAL
- REAL ESTATE
- P2P LENDING

YOBI FUND is an online marketplace for buying and selling securities for venture capital, real estate, and P2P lending. We host third party issuers as well as our own portfolio of subsidiary issuers across these vertical markets.

YOBI FUND is a JOBS ACT company. We support Titles II, III, and IV issuers across venture capital, real estate, and P2P lending. Our one-stop-investing service model allows investors to build and manage their private equity investment portfolio on a single platform.

- YOBIFUND.COM is a website operated by Yobi Capital Fund Corporation under the exclusive license of the following patent-pending technologies -
  (1) U.S. Pending Patent No. 14,691,812, entitled, "A System for Buying and Selling Securities over a Distributed Communications Network."
  (2) U.S. Pending Patent No. 14,690,624, entitled, "A System and Method for Active Participation in an Investor-Managed Corporation."

- Registration on this website is open to all potential investors both accredited and non-accredited. Nonetheless, depending upon your Investor Profile completed during registration, registrants will only be allowed to invest in Securities Offerings where their investment in such Offering does not violate any State or Federal Securities Laws.

Privacy Policy | Terms of Use

THIS WEBSITE IS FOR DEMONSTRATION PURPOSES ONLY AND IS NOT ACTIVELY SOLICITING FOR ANY INVESTMENTS.


YobiFund
About Us
Investments
Raise Capital
Pre-IPO
Learn
Sign In
Create Account
Raise Capital for Your Business
Take advantage of the new crowdfunding regulations and start raising capital today!
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3 Ways To Make Money


CAPITAL
BUSINESS
GROWTH

Venture Capital

You can invest in the next generation of start-ups fueling our economy.

Browse



Real Estate

Invest in residential real estate fix-and-flips and commercial development projects.

Browse


APPROVED
LOAN
APPLICATION
TERMS OF CONTRACT

Lending

Make double digit returns investing in peer-to-peer loans. Both business and consumer.

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Featured Crowdfunding Investment Opportunities

FUNDING PORTAL


YobiFund
INVEST TODAY. PROFIT TOMORROW.

YOBI FUND

A Crowdfunding Marketplace for Investing and Raising Start-up Capital.

Preferred Stock

MIN. INVESTMENT	$100
MAX. INVESTMENT	$2,000,000
OPEN TO	All Investors

CURRENT PRICE
$1.95
PER SHARE

OFFERED BY YOBI FUND

Share

FUNDING PORTAL


YobiFund
INVEST TODAY. PROFIT TOMORROW.

YOBI FUND

A Crowdfunding Marketplace for Investing and Raising Start-up Capital.

Fixed Income With Prepayment

MIN. INVESTMENT	$1,000
MAX. INVESTMENT	$9,900
OPEN TO	All Investors

TERM	ANNUAL RETURN
12 MONTHS	**10%** INTEREST RATE

OFFERED BY YOBI FUND

Share

FUNDING PORTAL


YobiFund
INVEST TODAY. PROFIT TOMORROW.

YOBI FUND

A Crowdfunding Marketplace for Investing and Raising Start-up Capital.

Commercial Paper

MIN. INVESTMENT	$1,000
MAX. INVESTMENT	$9,900
OPEN TO	All Investors

TERM	ANNUAL RETURN
12 MONTHS	**10%** INTEREST RATE

OFFERED BY YOBI FUND

Share

FUNDING PORTAL


YobiFund
INVEST TODAY. PROFIT TOMORROW.

YOBI FUND

A Crowdfunding Marketplace for Investing and Raising Start-up Capital.

Debt Convertible

MIN. INVESTMENT	$1,000
MAX. INVESTMENT	$9,900
OPEN TO	All Investors

TERM	ANNUAL RETURN
12 MONTHS	**10%** INTEREST RATE

OFFERED BY YOBI FUND

Share

REAL ESTATE

YobiFund
INVEST TODAY. PROFIT TOMORROW.

YOBI HOMES

Yobi Homes identifies short-term Real Estate Investment Opportunities -- Fix and

Profit Sharing

MIN. INVESTMENT	$1,000
MAX. INVESTMENT	$9,900
OPEN TO	All Investors

PROFIT SHARING

50.00%

PRORATED BY INVESTED BASIS POINTS

OFFERED BY YOBI VENTURES

Share

REAL ESTATE

YobiFund
INVEST TODAY. PROFIT TOMORROW.

YOBI HOMES

Yobi Homes identifies short-term Real Estate Investment Opportunities -- Fix and

Debt Plus Profit Sharing

STARTING PRICE	$0
PERCENT CHANGE	↑ 0%
TARGET PRICE	$0

ANNUAL RETURN	PROFIT SHARING
10%	**50.00%**
INTEREST RATE	INTEREST RATE

OFFERED BY YOBI VENTURES

Share

PROFIT SHARING
50.00%
PRORATED BY INVESTED BASIS POINTS

OFFERED BY YOBI VENTURES

Share

ANNUAL RETURN	PROFIT SHARING
10%	50.00%
INTEREST RATE	INTEREST RATE

OFFERED BY YOBI VENTURES

Share

MENU LINKS

- SIGN IN
- CREATE ACCOUNT
- TERMS & CONDITIONS
- PRIVACY POLICY

QUIK LINKS

- VENTURE CAPITAL
- REAL ESTATE
- P2P LENDING

YOBI FUND is an online marketplace for buying and selling securities for venture capital, real estate, and P2P lending. We host third party issuers as well as our own portfolio of subsidiary issuers across these vertical markets.

YOBI FUND is a JOBS ACT company. We support Titles II, III, and IV issuers across venture capital, real estate, and P2P lending. Our one-stop-investing service model allows investors to build and manage their private equity investment portfolio on a single platform.

- YOBIFUND.COM is a website operated by Yobi Capital Fund Corporation under the exclusive license of the following patent-pending technologies -
  (1) U.S. Pending Patent No. 14,691,812, entitled, "A System for Buying and Selling Securities over a Distributed Communications Network."
  (2) U.S. Pending Patent No. 14,690,624, entitled, "A System and Method for Active Participation in an Investor-Managed Corporation."
- Registration on this website is open to all potential investors both accredited and non-accredited. Nonetheless, depending upon your Investor Profile completed during registration, registrants will only be allowed to invest in Securities Offerings where their investment in such Offering does not violate any State or Federal Securities Laws.

Privacy Policy | Terms of Use

THIS WEBSITE IS FOR DEMONSTRATION PURPOSES ONLY AND IS NOT ACTIVELY SOLICITING FOR ANY INVESTMENTS.


YobiFund
INVEST TODAY PROFIT TOMORROW
About Us
Investments
Raise Capital
Pre-IPO
Learn
Sign In
Create Account
Welcome To YOBI FUND.
For the first time in history,
the JOBS ACT allows private companies to raise capital using the Internet.
Be a shareholder of this exciting new revolution.
Reserve Shares


IT IS VERY DIFFICULT TO RAISE VENTURE CAPITAL

This is a pitch deck that provides a general overview of our business<p>This is

INVESTMENT SUMMARY

OFFERING TITLE
YOBI FUND > Preferred Stock | 100.00 Minimum

ISSUER
YOBI FUND

SECURITIES EXEMPTION
JOBS ACT Title IV (Regulation A+)

OFFERING TYPE
Preferred Stock

ALLOW OVERSUBCRIPTION
No

PAR VALUE
$0.0001

FACE VALUE (PER UNIT)
$100.0000

PRICE PER INVESTMENT UNIT
$100

INVESTMENT UNIT DESCRIPTION
100.00 SHARES OF YOBI FUND COMMON STOCK

MINIMUM INVESTMENT
$100

MAXIMUM INVESTMENT
$2,000,000

SHARES RESERVATION FORM

PRICE PER UNIT
$100

INVESTMENT UNIT DESCRIPTION
100.00 SHARES OF YOBI FUND COMMON STOCK

Enter the Desired Units and the Investment Amount is automatically calculated.

DESIRED UNITS *
50

INVESTMENT AMOUNT
$5,000

CONTACT INFORMATION

Completing this PRE-IPO shares reservation form is non-binding by either party.

YOBI FUND reserves the right to accept or reject any offer. We will contact you once the SEC qualifies our offering and are officially accepting investments.

Full Name *

Email Address *

Work Phone *
1

Cell Phone *
1

Country *
UNITED STATES

State *
Select State

Accredited Investor
No Yes

Annual Gross Income *
< $25,000

Invitation Code

Reserve Shares

YOBI FUND | YOBI FUND > Preferred Stock | 100.00 Minimum


IT IS VERY DIFFICULT TO RAISE VENTURE CAPITAL

YOBIFUND PRE-IPO OFFERING

RAISING $5,000,000

0 %

INVESTMENT TYPE	Preferred Stock
STOCK PRICE	$1.95
MINIMUM INVESTMENT	$100
OPEN TO	All Investors
PREMONEY VALUATION	$39.80 M

Make an Investment

Our People | Business Plan | Financial Statements | Disclosures | All Offerings | Blog

Our Investors



Darrell Hubbard
Founder & Chief Innovation Officer
OWNERSHIP : 83.50 %

Darrell Hubbard is the founder of YOBI CAPITAL FUND and has provided the necessary Seed Capital to over all corporation formation, legal, and operational expenditures through our Initial Public Offering (IPO)


vertro

Vertron Corporation
Lead Investor & Incubator
OWNERSHIP : 15.50 %

Vertron Corporation has provided YOBI FUND start-up incubator services and a Lead Software and IT Infusion valued at $2.6 Million.

Our Investors

Our Team